              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                    Exhibit 11.0

ZAPATA CORPORATION

Statement Regarding Computation of Per Share Earnings


                                                             Three Months Ended    Six Months Ended
                                                                June 30, 2001        June 30, 2001
                                                                  (RESTATED)           (RESTATED)
                                                                -------------        -------------
Net loss (in thousands)                                         $     (9,946)        $    (11,104)
Actual outstanding common shares at beginning of period           23,888,708           23,888,708
Effect of one-for-ten reverse stock split                        (21,499,837)         (21,499,837)
Other adjustments                                                      1,978                1,621
                                                                ------------         ------------
Weighted average common shares and common share equivalents
outstanding                                                        2,390,849            2,390,492
Net loss per share (basic and diluted)                          $      (4.16)        $      (4.65)



                                                             Three Months Ended    Six Months Ended
                                                                June 30, 2000        June 30, 2000
                                                                -------------        -------------
Net loss (in thousands)                                         $       (410)        $     (3,083)
Actual outstanding common shares at beginning of period           23,887,078           23,888,928
Effect of one-for-ten reverse stock split                        (21,498,370)         (21,500,035)
Other adjustments                                                         --                 (185)
                                                                ------------         ------------
Weighted average common shares and common share equivalents
outstanding                                                        2,388,708            2,388,708
Net loss per share (basic and diluted)                          $      (0.17)        $      (1.29)


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